EXHIBIT 5.01

April 9, 2015

Amyris, Inc.
5885 Hollis Street, Ste. 100
Emeryville, California 94608

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") initially filed by Amyris, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the "Commission") on April 2, 2015, as subsequently amended on April 9, 2015, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of  (i) one or more series of debt securities (the “Debt Securities”) issuable pursuant to an indenture (the “Indenture”) by and between the Company and a financial institution to be identified therein as trustee (the “Trustee”), (ii) shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), (iii) shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”), (iv) warrants to purchase shares of Common Stock, Preferred Stock and/or Debt Securities (the “Warrants”), and/or (v) units consisting of any combination of such foregoing securities described in clauses (i) through (iv) above (the “Units”), having a maximum aggregate public offering price of up to $200,000,000.  The Debt Securities, the Common Stock, the Preferred Stock, the Warrants and the Units are collectively referred to herein as the “Securities.”  The Securities may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained within the Registration Statement (the “Prospectus”) and supplements to the Prospectus.  At your request we are providing this letter to express our opinion on certain matters regarding the Company and the Securities.

In rendering the opinions set forth herein, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the following:

(1)
The Company’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on September 30, 2010, and certified by the Delaware Secretary of State on September 30, 2010, as amended by that certain Certificate of Amendment of the Restated Certificate of Incorporation filed with the Delaware Secretary of State on May 9, 2013 and certified by the Delaware Secretary of State on May 9, 2013 and that certain Certificate of Amendment of the Restated Certificate of Incorporation, dated May 12, 2014 and certified by the Delaware Secretary of State on May 12, 2014 (as so amended, the “Restated Certificate”);

(2)	The Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on February 23, 2015 (the “Bylaws”).

April 9, 2015

(3)	The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

(4)	The Prospectus prepared in connection with the Registration Statement.

(5)
Minutes of meetings and/or actions by written consent of the Company’s Board of Directors (the “Board”) and the Company’s stockholders (the “Stockholders”) at which, or pursuant to which, (i) the Restated Certificate and the Bylaws were approved and (ii) the Board approved the reservation of the Securities for sale and issuance, and the filing of the Registration Statement and the registration of the Securities under the Securities Act.

(6)
The stock records of the Company that the Company has provided to us (consisting of a certificate from the Company’s transfer agent, Wells Fargo Bank, N.A., Wells Fargo Shareowner Services, dated April 1, 2015, verifying the number of the Company’s issued and outstanding shares of capital stock as of March 31, 2015 and a list of any and all outstanding options, warrants, convertible or exchangeable securities and other rights to purchase or otherwise acquire the Company’s capital stock that was prepared by the Company and dated March 31, 2015 verifying the number of such issued and outstanding securities and the Company’s certification to us that such list sets forth all of the outstanding options, warrants, convertible or exchangeable securities and other rights to purchase or otherwise acquire the Company’s capital stock).

(7)
A Certificate of Good Standing issued by the Delaware Secretary of State dated March 31, 2015, stating that the Company is duly incorporated under the laws of the State of Delaware and is in good standing under the laws of the State of Delaware and a telephonic notice from the office of the Delaware Secretary of State that the information provided in such Certificate of Good Standing is accurate as of March 31, 2015 (together, the “Good Standing Certificate”).

(8)	An Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.  We have also assumed that any certificates or instruments representing the Securities, when issued, will have been properly signed by authorized officers of the Company or their agents, and, in the case of Debt Securities, properly authenticated in accordance with the terms of the applicable Indenture and delivered to the intended recipients with the intent that the Company be bound thereby. We have also assumed that the applicable Indenture at the time of execution, authentication, issuance and delivery of the Debt Securities will be a valid and legally binding obligation of the Trustee

April 9, 2015

 We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, (i) the existing laws of the United States of America, (ii) the existing laws of the State of California, (iii) the Delaware General Corporation Law and reported judicial decisions relating thereto, and (iv) solely with respect to whether or not the Debt Securities are the valid and binding obligations of the Company, the existing laws of the State of New York (such above-described laws, the “Applicable Laws”).

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Good Standing Certificate and representations made to us by the Company in the Opinion Certificate.

In connection with our opinions expressed in paragraphs (2) through (6) below, we have assumed that, (i) if any Debt Securities are issued, such Debt Securities will only be issued pursuant to the Indenture in the form filed with the Registration Statement as an exhibit, all applicable Company covenants restricting issuance of Debt Securities will have been waived and that there will not have occurred any change in law affecting the validity or enforceability of the Debt Securities, (ii) the Registration Statement and any amendments thereto (including any necessary post-effective amendments) will have been declared effective under the Securities Act, (iii) at the time of the offer, issuance and sale of any Securities, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, (iv) no future amendments will be made to the Restated Certificate or the Bylaws that would be in conflict with or inconsistent with the Company’s ability to issue the Securities; (v) at the time of the offer, issuance and sale of any Securities, the Company will have a sufficient number of authorized and unissued shares of the applicable class or series of its capital stock available for issuance and not reserved for other obligations of the Company included in (or purchasable or issuable upon exercise or conversion of) the Securities so issued and sold to be able to issue all such shares; (vi) all purchasers of Securities will timely pay in full to the Company all amounts they have agreed to pay to purchase such Securities and that the purchase price of any Securities that are shares of capital stock (or the exercise price of any Warrants to purchase capital stock or the conversion price at which any Debt Securities may be converted into capital stock) will not be less than the par value of such capital stock, (vii) at the time of the issuance and sale of any Securities, the Company will have received waivers of any applicable preemptive and similar rights and associated notice obligations; and (viii) there will not have occurred any change in law affecting the validity of the issuance of such Securities. We have also assumed that the terms of any Debt Securities to be established subsequent to the date hereof, the issuance and delivery of Securities subsequent to the date hereof and the compliance by the Company with the terms of such Securities will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of the Company’s certificate of incorporation or bylaws or of any instrument or agreement then binding upon the Company or any of its affiliates or any restriction imposed by any court or governmental body having jurisdiction over the Company.

April 9, 2015

This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Debt Securities:

(1)           The effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, assignment for the benefit of creditor and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers.

(2)           The effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.

(3)           The effect of laws relating to usury or permissible rates of interest for loans, forbearances or the use of money.

We express no opinion regarding the effectiveness of any waiver or stay or of unknown future rights.

The Company has informed us that the Company intends to issue the Securities from time to time on a delayed or continuous basis. We are basing this opinion on our understanding that, prior to issuing any Securities in connection with the Registration Statement, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect and the Company’s then-effective certificate of incorporation and bylaws) and will file such supplements or amendments to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume that the Company will (a) timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time and (b) amend its Certificate of Incorporation to increase the authorized number of shares of its capital stock if the number of such shares to be sold pursuant to the Registration Statement would cause the Company to issue more shares than it has authorized and unissued and not reserved to satisfy other obligations of the Company.

Based upon the foregoing, we are of the following opinion:

(1)           The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

April 9, 2015

(2)           With respect to any Securities that are Debt Securities registered pursuant to the Registration Statement, when (a) the issuance of the Debt Securities has been duly authorized by all appropriate corporate action of the Board and, if required, the stockholders of the Company, (b) an Indenture relating to such Debt Securities in the form filed with the Registration Statement as an exhibit has been duly authorized and validly executed and delivered by each of the Company and the Trustee, (c) the form and terms of the Debt Securities have been duly established in accordance with the Indenture pursuant to resolutions duly adopted by the Board and as set forth in an officer’s certificate or supplemental indenture duly authorized by the Board and duly executed by an authorized officer of the Company, and (d) instruments representing such Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and any supplement thereto, and issued, sold and delivered in the manner and for the consideration approved by the Board and stated in the Registration Statement, the Prospectus and any prospectus supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and any applicable definitive purchase, underwriting or similar agreement, then the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company.

(3)           With respect to any Securities that are shares of Common Stock registered pursuant to the Registration Statement, when (a) the issuance of and the terms of the offering of such shares of Common Stock and related matters has been duly authorized by all appropriate corporate action of the Board and, if required, the stockholders of the Company and (b) certificates representing such shares of Common Stock have been duly executed, countersigned, registered and delivered by the Company either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor duly approved by the Board (being not less than the par value of the Common Stock so issued) and provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as duly approved by the Board, for the consideration approved by the Board (being not less than the par value of the Common Stock so issued), then such shares of Common Stock will be validly issued, fully paid and nonassessable.

(4)           With respect to any Securities that are a particular series of shares of Preferred Stock registered pursuant to the Registration Statement, when (a) the issuance and the designation of the rights and terms of such shares of Preferred Stock, the terms of the offering thereof and related matters, including the amendment of the Company’s Certificate of Incorporation to designate such rights and terms of such Preferred Stock (an “Amendment”) or the adoption of a certificate of designation (if necessary) relating to such Preferred Stock conforming to the Restated Certificate and the Bylaws and the Delaware General Corporation Law (a “Certificate”) and the filing of the Amendment or the Certificate, as applicable, with the Secretary of State of the State of Delaware, has been duly authorized by all appropriate corporate action of the Board and, if required, the stockholders of the Company and (b) certificates representing such shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (being not less than the par value of the Preferred Stock so issued) provided for therein or (ii) upon conversion or exercise of such Security registered pursuant to the Registration Statement or the instrument governing such Security providing for such conversion or exercise as duly approved by the Board, for the consideration duly approved by the Board (being not less than the par value of the Preferred Stock so issued), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

April 9, 2015

(5)           With respect to any Securities that are Warrants registered pursuant to the Registration Statement, when (a) the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants (“Warrant Agreement”), the terms of the offering thereof and related matters has been duly authorized by all appropriate corporate action of the Board and, if required, the stockholders of the Company, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company, and (c) such Warrants have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement duly approved by the Board, upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Company.

(6)           With respect to any Securities that are Units registered pursuant to the Registration Statement, when (a) the conditions outlined in the immediately preceding paragraphs (2) through (5) that apply to the Securities that make up such Units are all met, (b) the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to the Units (“Unit Agreement”), the terms of the offering thereof and related matters has been duly authorized by all appropriate corporate action of the Board and, if required, the stockholders of the Company, (c) the Unit Agreement has been duly authorized and validly executed and delivered by the Company, and (d) such Units have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Units will constitute valid and binding obligations of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with issuance and sale of Securities subject to the Registration Statement and is not to be relied upon for any other purpose.  This opinion is rendered on, and speaks only as of, the date first written above and is based solely on our understanding of facts in existence as of such date after the aforementioned examination and does not address future changes in facts or circumstances.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Daniel Winnike
Daniel Winnike, a Partner